UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2011
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     On December 9, 2011, CVR Energy, Inc. (the “Company”) announced that its wholly-owned subsidiaries, Coffeyville Resources, LLC (“CRLLC”) and Coffeyville Finance Inc., have commenced a private offering (the “Private Offering”) of $200,000,000 aggregate principal amount of first lien senior secured notes due 2015 (the “Notes”). The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     Portions of the summary and business sections of the offering memorandum the Company and CRLLC prepared in connection with the Private Offering are attached hereto as Exhibit 99.1. The information filed in this Current Report on Form 8-K pursuant to Item 7.01, including the information contained in Exhibit 99.1, is neither an offer to sell nor a solicitation of an offer to buy any of the Notes in the Private Offering.
     In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 7.01 of Form 8-K and will not, except to the extent required by applicable law or regulation, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.
Item 8.01. Other Events
     As previously announced, the Company and CRLLC have entered into a Stock Purchase and Sale Agreement (the “Purchase Agreement”) with The Gary-Williams Company, Inc., a Delaware corporation (“Seller Parent”), GWEC Holding Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Seller Parent (“Seller”), and Gary-Williams Energy Corporation, a Delaware corporation and a wholly-owned subsidiary of Seller (“GWEC”), pursuant to which CRLLC has agreed to acquire from Seller all of the issued and outstanding shares of GWEC, subject to the terms and conditions contained therein, for a purchase price of $525,000,000 in cash (less a $26,250,000 purchase price deposit already paid), plus an amount equal to GWEC’s working capital at the closing, as of now estimated to be $69,000,000 (the “Acquisition”).
     GWEC’s audited consolidated financial statements and related notes (i) as of and for the years ended December 31, 2010 and 2009 and (ii) as of December 31, 2009 and for each of the years in the two-year period then ended are attached hereto as Exhibits 99.2 and 99.3, respectively, and incorporated by reference herein. GWEC’s unaudited consolidated financial statements as of September 30, 2011 and for the nine months ended September 30, 2011 and 2010 are attached hereto as Exhibit 99.4, and incorporated by reference herein. In addition, the Company’s unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2011 and for the year ended December 31, 2010, which give effect to the Acquisition and related transactions, are attached hereto as Exhibit 99.5 and incorporated by reference herein. Finally, certain risk factors related to the combined company are attached hereto as Exhibit 99.6 and incorporated by reference herein.

Forward-Looking Statements
     This Current Report on Form 8-K (including information included or incorporated by reference herein) includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed acquisition of GWEC by the Company, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.
     The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure to successfully integrate the businesses of the Company and GWEC in the expected time frame; the substantial expenses incurred related to the Acquisition and the integration of GWEC; a loss of management personnel and other key employees as a result of uncertainties associated with the Acquisition; the failure of the unaudited pro forma condensed consolidated financial information to be representative of the combined results of the Company and GWEC after the consummation of the Acquisition; and unforeseen liabilities associated with the Acquisition. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

23.1	Consent of Deloitte & Touche LLP, independent auditor for GWEC

23.2	Consent of KPMG LLP, independent auditor for GWEC

99.1	Portions of the summary and business sections of the offering memorandum dated December 9, 2011 prepared in connection with the Private Offering

99.2	GWEC audited consolidated financial statements and related notes as of and for the years ended December 31, 2010 and 2009

99.3	GWEC audited consolidated financial statements and related notes as of the year ended December 31, 2009 and for each of the years in the two-year period then ended

99.4	GWEC unaudited consolidated financial statements as of September 30, 2011 and for the nine months ended September 30, 2011 and 2010

99.5	Unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2011 and for the year ended December 31, 2010

99.6	Risk Factors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: December 9, 2011

CVR ENERGY, INC.
By:	/s/ Edward A. Morgan
Edward A. Morgan
Chief Financial Officer and Treasurer